Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of April 29, 2026 (this “Agreement”, as the same may hereafter be modified, supplemented, extended, amended, restated or amended and restated from time to time), is entered into by and among Intelligent Group Limited, a company with limited liability incorporated in the British Virgin Islands (the “Company”), and the persons and entities listed on the schedule of buyers attached hereto as Schedule I (as updated from time to time) (each a “Buyer” and collectively, the “Buyers”).

RECITALS

WHEREAS, the Company and each Buyer are executing this Agreement in reliance upon the exemption from securities registration afforded by Rule 903 of Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires to issue and sell to each Buyer, and each Buyer, desires to purchase from the Company, upon the terms and conditions stated in this Agreement, shares of the Company’s Class B Ordinary Share, as defined below, as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, SCHEDULES

The foregoing recitals are true and correct and, together with the Exhibits and Schedules referred to hereafter, are incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1 “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

2.2 “Agreement” shall have the meaning ascribed to such term in the Preamble.

2.3 “Buyer” shall have the meaning ascribed to such term in the Preamble.

2.4 “Ordinary Share” means the Company’s Class B ordinary share, $0.0002 par value.

2.5 “Company” shall have the meaning ascribed to such term in the Preamble.

2.6 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.7 “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.8 “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.9 “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority material to the Company.

2.10 “Material Adverse Change” means the material adverse change in the financial position or results of operations of the Company, or the change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company.

2.11 “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.12 “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.13 “Purchase Price” means $12.50 per Share.

2.14 “SEC” means the United States Securities and Exchange Commission.

2.15 “SEC Documents” means all reports, schedules, forms, statements and other documents filed under the Securities Act and the Exchange Act by the Company with the SEC from January 1, 2025 to the date hereof, or amended after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

2.16 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.17 “Share” or “Shares” means that number of shares of Ordinary Share set forth in Schedule I to this Agreement and issuable to each Buyer pursuant to this Agreement.

2.18 “Transfer Agent” means VStock Transfer, LLC.

2.19 “Effective Date” means the date of this Agreement.

2.20 “Transaction Documents” means this Agreement, and other documents related this transaction.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the Exhibits or Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes,” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE

4.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, each Buyer agrees to purchase, and the Company agrees to sell and issue to each Buyer, the Shares in the respective amount (“Consideration”) as set forth in Schedule I to this Agreement at the per share price equal to the Purchase Price. Certain Buyers shall remit payment of the Consideration in United States Dollars (USD).

4.2 Closing. The purchase, sale, and issuance of the Shares (the “Closing”) shall be held remotely via electronic exchange of documents and take place on the date as the Parties mutually agree (the “Closing Date”).

4.3 Form of Payment; Delivery. Payments for the Purchase Price will be made by each Buyer by wire into the bank account designated by the Company and the Company shall issue the Shares to each Buyer.

4.4 Deliveries.

(a) On or prior to the Closing Date, subject to the conditions precedent in Article VIII, the Company shall deliver or cause to be delivered to each Buyer the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, evidence of the issuance of such Buyer’s Shares hereunder as held in DRS book-entry form by the Transfer Agent and registered in the name of such Buyer, which evidence shall be reasonably satisfactory to such Buyer;

(iii) the Company’s board of directors’ approval of entering this Agreement and consummating the transactions contemplated herein;

(iv) the filing of a Listing of Additional Shares Notification Form with The Nasdaq Stock Market LLC with respect to each issuance of securities pursuant to this Agreement; and

(b) On or prior to the Closing Date, subject to the conditions precedent in Article IX, each Buyer shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Buyer; and

(ii) such Buyer’s Consideration.

ARTICLE V
BUYER’S REPRESENTATIONS AND WARRANTIES

Each Buyer represents and warrants to the Company, that the statements contained in this Article V are true and correct as of the date hereof and the Closing Date:

5.1 Investment Purpose. Each Buyer is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, each Buyer reserves the right to dispose of the Shares in compliance with the Securities Act. Each Buyer acknowledges that a legend will be placed on the certificates representing the Shares in the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

5.2 Non-U.S. Person Status. Each Buyer represents and warrants to the Company as follows: (i) Buyer is not a U.S. person as that term is defined under Regulation S; (ii) at the time the purchase was originated, Buyer was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement; (iii) Buyer is purchasing the Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States.

5.3 Reliance on Exemptions; Opinion. Each Buyer understands that (1) the offering of the Shares have not and will not be registered under the Securities Act, (2) the Shares will be “restricted securities” (as that term is defined under Rule 144(a)(3) of the Securities Act and such Shares may not be resold unless they are registered under the Securities Act or an exemption from registration is available), (3) the Shares are being offered and sold to each Buyer in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws, and (4) the Company is relying in part upon the truth and accuracy of, and each Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of each Buyer to acquire the Shares.

5.4 Information. Each Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information each Buyer deemed material to making an informed investment decision regarding its purchase of the Shares which have been requested by each Buyer. Each Buyer acknowledges that Buyer has reviewed the SEC Documents, which are available on the SEC’s website (www.sec.gov) at no charge to each Buyer. Each Buyer acknowledges that the Buyer may retrieve all SEC Documents from such website and each Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to each Buyer. Each Buyer and Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Each Buyer understands that Buyer’s investment in the Shares involves a high degree of risk. Each Buyer is financially sophisticated sufficiently to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal, and tax advice as Buyer has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Without limiting the foregoing, each Buyer has carefully considered the potential risks relating to the Company and a purchase of the Shares, including those risks described in the SEC Documents, and Buyer fully understands that the Shares are a speculative investment that involves a high degree of risk of loss of each Buyer’s entire investment.

5.5 No Governmental Review. Each Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Shares.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Buyer and is a valid and binding agreement of the each Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7 General Solicitation. Each Buyer is not purchasing the Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Each Buyer represents that it has a relationship with the Company preceding the offering of the Shares.

5.8 Organization and Authority of Buyer. Each Buyer is an individual or is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation. Each Buyer has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Buyer of this Agreement, the performance by each Buyer of its obligations hereunder, and the consummation by each Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Buyer.

5.9 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of formation, limited liability company agreement, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Authority applicable to Buyer; (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Buyer is a party; or (d) require any consent, permit, Governmental Authority, filing or notice from, with or to any Governmental Authority; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a material adverse effect on each Buyer’s ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Governmental Authority’s order, filing or notice which, in the aggregate, would not have a material adverse effect on each Buyer’s ability to consummate the transactions contemplated hereby.

5.10 Independent Advice. Each Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to each Buyer in connection with the purchase of the Shares constitutes legal, tax or investment advice.

5.11 No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement, neither such Buyer nor any of its Affiliates has retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the SEC Documents, the Company and each of its subsidiaries (“Subsidiaries”) each hereby makes the following representations and warranties to each Buyer as of the Effective Date and the Closing Date.

6.1 Organization. The Company has been duly incorporated and is validly existing as a Company and is in good standing under the laws of British Virgin Islands as of the date hereof, and each Subsidiary is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification.

6.2 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.

6.3 Valid Issuance of Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Ordinary Share conform in all material respects to all statements relating thereto contained in the SEC Documents. The offers and sales of the outstanding shares of Ordinary Share were at all relevant times either registered under the Securities Act and the applicable state securities or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

6.4 Authorization; Enforceability. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.

6.5 No Conflicts. The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s amended and restated Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority as of the date hereof.

6.6 Issuance of Shares. The Shares have been duly authorized for issuance and sale and, when issued and paid for in accordance with the terms hereof, will be validly issued and fully paid; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. Assuming the accuracy of the representations and warranties of each Buyer set forth in Article V above, the offer and sale by the Company of the Shares is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.7 Financial Statements. The financial statements included in the SEC Documents, including the notes thereto and supporting schedules included in the SEC Documents (the “Financial Statements”), fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with GAAP, consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the SEC Documents present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the SEC Documents under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the SEC Documents have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Each of the SEC Documents discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the SEC Documents, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the SEC Documents as being a Subsidiary, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its shares of Ordinary Share or any other equity securities, (c) there has not been any change in the shares of Ordinary Share of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

6.8 No Integrated Offering. Assuming the accuracy of Buyer’s representations and warranties set forth in Section V, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act that would require the registration of the Shares under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

ARTICLE VII
COVENANTS

7.1 Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions as provided in Articles VIII and IX of this Agreement prior to the Closing Date.

7.2 Legends.

(a) The Shares may only be disposed of in compliance with state and federal securities laws.

(b) Buyer agrees to the imprinting, so long as is required by the Securities Act, of a legend on any of the Shares in the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

The Company acknowledges and agrees that, subject to the Company’s prior written consent, Buyer may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, Buyer may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge shall not be transferred without the Company’s prior written consent. At the appropriate Buyer’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1 Each Buyer shall have executed this Agreement and delivered it to the Company.

8.2 Each Buyer shall acknowledge that it has read the definition of non-U.S. persons set forth in Exhibit A and hereby represents that it is a non-U.S. person.

8.3 Each Buyer shall have paid the Purchase Price to the Company in accordance with the terms and conditions set forth in Section 4.3 above.

8.4 Each Buyer’s representations and warranties shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Buyer at or prior to the applicable Closing Date.

8.5 The Company shall have obtained all governmental, regulatory or third-party consents and approvals necessary for the sale of the Shares.

8.6 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO EACH BUYER’S OBLIGATIONS TO PURCHASE

The obligation of each Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for each Buyer’s sole benefit and may be waived by each Buyer at any time in its sole discretion:

9.1 The Company shall have executed this Agreement and delivered the same to each Buyer.

9.2 The representations and warranties of the Company and each of the Subsidiaries shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company and each of the Subsidiaries shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Subsidiaries at or prior to the Closing Date.

9.3 No event shall have occurred which could reasonably be expected to result in a Material Adverse Change.

9.4 On the Closing Date, the Company shall have delivered all the deliverables set forth in Section 4.4(a) to the other Parties.

ARTICLE X
TERMINATION

10.1 Termination. The obligations of the Company, on one hand, and the Buyers, on the other hand, to effect the Closing shall terminate as follows:

(a) Upon the mutual written consent of the Company and all the Buyers;

(b) By the Company if the Closing has not occurred on or prior to the Closing Date; or

(c) By either the Company or any Buyer (with respect to itself only) if the other party breaches any of its representations, warranties, covenants, or agreements contained in this Agreement or the other Transaction Documents, provided that the terminating party has not breached the Agreement and other Transaction Documents.

10.2 Consequences of Termination. Nothing in Article X of this Agreement shall release any party from any liability for breach by such party of the terms and provisions of this Agreement.

ARTICLE XI
INDEMNIFICATION

11.1 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

11.2 Indemnification by the Company. Subject to the other terms and conditions of this Article XI, from and after the Closing, the Company will indemnify and hold each Buyer and its directors, officers, shareholders, members, partners, employees and agents, each Person who controls such Buyer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Buyer Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Buyer Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this agreement. If any action shall be brought against any Buyer Party in respect of which indemnity may be sought pursuant to this Agreement, such Buyer Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own. Any Buyer Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Buyer Party. The Company will not be liable to any Buyer Party under this Agreement (y) for any settlement by a Buyer Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Buyer Party’s breach of any of the representations, warranties, covenants or agreements made by such Buyer Party in this Agreement or in the other Transaction Documents. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Party against the Company or others and any liabilities the Company may be subject to pursuant to law. For the avoidance of doubt, the Company’s indemnification obligations under this Section 11.2 shall not apply to any investment losses arising from macroeconomic conditions, industry cycles, general fluctuations in the securities market, or any causes other than the Company’s actual fraud. The parties confirm that this Section shall not in any circumstance be construed as a guarantee by the Company of any investment returns or principal protection to any Buyer.

11.3 Indemnification by Buyer. Subject to the other terms and conditions of this Article XI, from and after the Closing, Buyer shall indemnify the Company against, and shall hold the Company harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Company based upon, arising out of or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

11.4 Certain Limitations. The indemnification provided for in Sections 11.2 and 11.3 shall be subject to the following limitations:

(a) The aggregate amount of all Losses for which a party shall be liable pursuant to this Article XI shall not exceed the proceeds actually received under this Agreement.

(b) In no event shall any party be liable to any other party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c) Payments by a party pursuant to this Article XI in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the indemnified party in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d) Each Indemnified Party shall take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

ARTICLE XII
MISCELLANEOUS

12.1 Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company, to:

1203C, 12/F, Admiralty Centre Tower 1
18 Harcourt Road	Attn:	Nianci Yuan
Admiralty	Email:	yuannianci53@gmail.com
Hong Kong
If to each Buyer:	To each Buyer based on the information set forth on the signature page to this Agreement attached hereto unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a business day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

12.2 Entire Agreement. This Agreement, including the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein; provided, however, except as explicitly stated herein, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements each Buyer has entered into with, or any instruments each Buyer has received from, the Company prior to the date hereof with respect to any prior investment made by each Buyer in the Company or (ii) waive, alter, modify or amend in any respect any Obligations of the Company, or any rights of or benefits to each Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and each Buyer, or any instruments each Buyer received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

12.3 Successors and Assigns. This Agreement, and any and all rights, duties and Obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of each Buyer. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

12.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

12.5 Amendment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Buyer.

12.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

12.7 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

12.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

12.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude each Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to each Buyer, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of each Buyer. THE COMPANY AND EACH BUYER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

12.11 Survival. The representations and warranties contained herein shall survive the Closing.

12.12 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

12.13 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

12.14 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12.15 Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of each Buyer to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Agreement. The Company covenants to each Buyer that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by each Buyer and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Buyer of this Agreement shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary, and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to each Buyer that is requested by each Buyer to enable each Buyer to confirm the Company’s compliance with the terms and conditions of this Agreement (including, without limitation, compliance with Section 1 hereof). The issuance of shares and certificates for shares as contemplated hereby upon Closing shall be made without charge to each Buyer or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than each Buyer or its agent on its behalf.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

Intelligent Group Limited

a company with limited liability incorporated in the British Virgin Islands

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

BUYER:

New Bay Development (Intel) Holding Co.,Limited

Signature:
Name:
Title:

Business Address:

Email:

[Signature Page to Securities Purchase Agreement]

Exhibit A

NON-U.S. PERSON REPRESENTATION

Each Buyer indicating that it is not a U.S. person, severally and not jointly, further represents and warrants to the Company as follows:

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Shares, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Shares for such Shareholder’s own account, for investment and not for distribution or resale to others and is not purchasing the Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Shares and is not acting as a Distributor of such securities.

5.	Neither such person or entity, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing the Shares substantially in the form set forth in Section 5.1.

7.	Such person or entity is not acquiring the Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Shares.

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10.	Such person or entity understands the various risks of an investment in the Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Shares.

11.	Such person or entity has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Shares.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Shares.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in this Agreement.

14.	Such person or entity will not sell or otherwise transfer the Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

16.	Such person or entity understands and acknowledges that the Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

A-2

SCHEDULE I

SCHEDULE OF BUYERS

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